UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2008

AMERICAN URANIUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52824	98-0491170
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1201 - 1166 Alberni St., Vancouver, BC, Canada V6E 3Z3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 685-6153

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement

Further to a joint venture agreement with Strathmore Resources (US) Ltd. (“Strathmore”) dated August 20, 2007, we received an option from Strathmore to purchase a 60% interest in a mine property known as the Pinetree-Reno Creek ISR Property, situated in Campbell County, Wyoming (the “Property”).

On March 6, 2008, Strathmore and American Uranium entered into a Limited Liability Company Operating Agreement dated effective January 3, 2008 and formed a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. 18-101, et seq. to own and conduct the operations on the Property.

Item 9.01.          Financial Statements and Exhibits.

10.1*	Limited Liability Company Operating Agreement dated effective January 3, 2008

10.2	Option and Joint Venture Agreement dated August 20, 2007 (incorporated by reference to our current report on Form 8-K filed with the SEC on September 5, 2007)

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN URANIUM CORPORATION

/s/ Robert A. Rich
Robert A. Rich
President and Chief Executive Officer

Date: March 12, 2008